                                                                    EXHIBIT 21.1
                           SEAGATE TECHNOLOGY, INC.

                        SUBSIDIARIES OF THE REGISTRANT

                                                                       STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                                     OF INCORPORATION
------------------                                                     ----------------
Seagate Technology S.A.                                                France
Seagate Technology (Marlow) Limited                                    England
Seagate Technology GmbH                                                Germany
Seagate Technology AB                                                  Sweden
Nippon Seagate Inc.                                                    Japan
Seagate Technology Taiwan Ltd.                                         Taiwan
Seagate Technology Australia Pty. Limited                              Australia
Seagate Foreign Sales Corporation                                      Virgin Islands
Seagate Technology (Hong Kong) Limited                                 Hong Kong
Seagate Distribution (UK) Limited                                      Scotland
Seagate Singapore Distribution Pte. Ltd.                               Singapore
Quinta Corporation                                                     California
Seagate Storage Networking, Inc.                                       Delaware
Seagate Technology SAN/NAS                                             Delaware
Seagate Technology International                                       Cayman Islands, BWI
   Seagate Technology (Ireland)                                        Cayman Islands, BWI
   Seagate Technology (Ireland Holdings)                               Cayman Islands, BWI
   Penang Seagate Industries (M) Sdn. Bhd.                             Malaysia
   Seagate Technology Asia Holdings                                    Cayman Islands, BWI
      Senai Seagate Industries (M) Sdn. Bhd.                           Malaysia
   P.T. Seagate Technology                                             Indonesia
   Seagate Technology (Thailand) Limited                               Thailand
   Seagate Technology China Holding Company                            Cayman Islands, BWI
      Seagate Technology Shenzhen Co. Ltd.                             People's Republic of China
   Seagate Technology International (Wuxi) Co. Ltd.                    People's Republic of China
   Perai Seagate Storage Products Sdn. Bhd.                            Malaysia
   Seagate Technology Reynosa, S. de R.L. de C.V.                      Mexico
   Seagate Technology Media Mexico S.A. de C.V.                        Mexico
   Seagate Technology Media (Ireland)                                  Cayman Islands, BWI
   Seagate Technology (Barbados) Limited                               Barbados
      Seagate Technology International Holdings Limited                Barbados
      Seagate Software Information Management Group (Canada), Inc.     Canada
Seagate Technology Investments, Inc.                                   Delaware
Seagate Software, Inc.                                                 Delaware
   Seagate Software Pty. Limited                                       Australia
   Seagate Software Information Management Group AB                    Sweden
   Seagate Software S.A.                                               France
   Seagate Software S.r.l.                                             Italy
   Seagate Software Information Management Group Ltd.                  So. Africa
   Seagate Software Information Management Group Ltd.                  United Kingdom
      Seagate Software Information Management Group Ltd.               Spain
      Seagate Software Information Management Group Ltd.               So. Africa
   Seagate Software Information Management Group BV                    Holland
   Seagate Software (Hong Kong) Limited                                Hong Kong
   Nippon Seagate Software KK.                                         Japan
   Seagate Software Information Management Group GmbH                  Germany
   Seagate Software Information Pte. Ltd.                              Singapore
   Seagate Software Information Management Group (US), Inc.            Colorado
   Seagate Software International Holdings Ltd.                        Cayman Islands, BWI
   Seagate Software GmbH                                               Switzerland